Exhibit 23.1

                               Consent of Auditor

                               Norman H. Ross, PC
                           Certified Public Accountant
                              2255 Cumberland Pkwy
                              Building 800, Suite D
                             Atlanta, Georgia 30339
                            Telephone (770) 333-6445
                               Fax (770) 333-6415


We consent to the use of our report dated April 16, 2007, relating to the financial statements of Global 1 Investment Holdings Corporation ("GOIH") which include the statements of operations, stockholders' deficit and cash flows for the year ended December 31, 2006 appearing in the Annual Report on Form 10-KSB of GOIH as of December 31, 2006.





Norman H. Ross, PC


/s/ Norman H. Ross
----------------------------
Norman H. Ross